Exhibit 99

(2)  The shares are held as follows: 775,623 by Alliance Technology Ventures III, L.P. and 15,829 by ATV III Affiliates, L.P. The Reporting Person is a manager of ATV III Partners, LLC, the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(4)  The shares are held as follows: 810,893 by Alliance Technology Ventures III, L.P. and 16,549 by ATV III Affiliates, L.P. The Reporting Person is a manager of ATV III Partners, LLC, the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(6)  The shares are held as follows: 426,474 by Alliance Technology Ventures III, L.P. and 4,743 by ATV III Affiliates, L.P. The Reporting Person is a manager of ATV III Partners, LLC, the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(8)  The shares are held as follows: 500,578 by Alliance Technology Ventures III, L.P. and 5,567 by ATV III Affiliates, L.P. The Reporting Person is a manager of ATV III Partners, LLC, the general partner of Alliance Technology Ventures III, LP and ATV III Affiliates, L.P., and in such capacity may be deemed to have shared voting and/or dispositive power over such shares. The Reporting Person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.